UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2010

SUN MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle

Santa Clara, California 95054-1778

(Address of principal executive offices, including zip code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2010, Sun Microsystems, Inc. (“Sun”) entered into (i) a First Supplemental Indenture to the Indenture dated January 26, 2007 between Sun and U.S. Bank, National Association (the “Trustee”), pursuant to which Sun issued its 0.625% Convertible Senior Notes due 2012 (the “2012 Notes”) in an aggregate principal amount of $350 million and (ii) a First Supplemental Indenture to the Indenture dated January 26, 2007 between Sun and the Trustee, pursuant to which Sun issued its 0.750% Convertible Senior Notes due 2014 (the “2014 Notes” and, together with the 2012 Notes, the “Notes”) in an aggregate principal amount of $350 million. The First Supplemental Indentures amended the consideration to be paid upon conversion of the Notes in connection with the merger of Sun described in Item 2.01 below.

The foregoing description is qualified in its entirety by reference to the full text of the First Supplemental Indentures, filed as

Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

On January 27, 2010, Sun entered into note purchase agreements (the “Note Purchase Agreements”) pursuant to which it agreed to purchase $350 million aggregate principal amount of the 2012 Notes and $350 million aggregate principal amount of the 2014 Notes from KKR PEI Solar Holdings I, Ltd., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A. (collectively, the “Sellers”). Sun will pay to the Sellers the aggregate principal amounts outstanding under each series of Notes, plus any accrued and unpaid interest on the Notes. On January 28, 2010, Sun purchased for cancellation the entirety of the Notes pursuant to the Note Purchase Agreements and received a satisfaction and discharge under the Indentures from the Trustee.

The foregoing description is qualified in its entirety by reference to the full text of the Note Purchase Agreements, filed as Exhibit 10.3 and Exhibit 10.4 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 26, 2010, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) among Sun, Oracle Corporation, a Delaware corporation (“Oracle”), and Soda Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Oracle (“Merger Sub”), Oracle completed its acquisition of Sun via the merger of Merger Sub with and into Sun, with Sun continuing as the surviving company in the merger and becoming a wholly owned subsidiary of Oracle (the “Merger”). The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by Sun’s board of directors and its stockholders. Sun stockholders approved the Merger Agreement at a special meeting of Sun stockholders held on July 16, 2009.

At the effective time and as a result of the Merger, each share of common stock of Sun issued and outstanding immediately prior to the effective time of the Merger, other than shares held by any Sun stockholders who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law and shares owned by Sun as treasury stock or by Oracle or any subsidiary of either Sun or Oracle, was converted into the right to receive $9.50 in cash, without interest and less any applicable withholding taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger on January 26, 2010, Sun has notified NASDAQ that the Merger has been completed, and trading of Sun common stock on the NASDAQ Global Select Market has been suspended. Following the completion of the Merger, NASDAQ filed with the Securities and Exchange Commission an application on Form 25 to strike Sun’s common stock from listing on the NASDAQ Global Select Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Sun intends to file a certification on Form 15 requesting that Sun’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, at the effective time and as a result of the Merger, on January 26, 2010, each share of common stock of Sun (other than shares held in Sun’s treasury or owned directly or indirectly by Oracle or Merger Sub, as well as shares held by stockholders who properly demanded statutory appraisal rights) issued and outstanding immediately prior to the effective time of the Merger was cancelled and automatically converted into the right to receive $9.50 in cash, without interest. At the effective time of the Merger, options to acquire Sun common stock, Sun restricted stock unit awards, Sun restricted stock awards and other equity-based awards denominated in shares of Sun common stock outstanding immediately prior to the consummation of the Merger were converted into options, restricted stock unit awards, restricted stock awards or other equity-based awards, as the case may be, denominated in shares of Oracle common stock based on formulas contained in the Merger Agreement, except for equity-based awards held by a person who was not an employee of, or a consultant to, Sun or any of its subsidiaries, and such equity-based awards were cancelled and converted into the right to receive cash based on formulas contained in the Merger Agreement.

See Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Upon closing of the Merger on January 26, 2010, a change in control of Sun occurred, and Sun now is a wholly owned subsidiary of Oracle, as described in Item 2.01 of this Current Report on Form 8-K. The aggregate merger consideration to be paid by Oracle in connection with the Merger will be equal to approximately $7.4 billion. The merger consideration will be funded through Oracle’s internally available cash, cash from operations and cash from previous borrowings. See Items 2.01 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on January 26, 2010, each of Scott G. McNealy, James L. Barksdale, Stephen M. Bennett, Peter L.S. Currie, Robert J. Finocchio, Jr., James H. Greene, Jr., Michael E. Marks, Rahul N. Merchant, Patricia E. Mitchell, M. Kenneth Oshman, P. Anthony Ridder and Jonathan I. Schwartz resigned from the Board of Directors of Sun. Immediately following resignation of the foregoing directors and pursuant to the Merger Agreement, on January 26, 2010, the size of the Board of Directors of Sun was reduced to one member and Brady Mickelsen was appointed as the sole member of the Board of Directors of Sun.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of Sun. At the effective time of the Merger, on January 26, 2010, Dorian Daley was appointed President and Chief Executive Officer of Sun and Jeffrey Epstein was appointed as Chief Financial Officer of Sun.

Ms. Daley, 50, has been Senior Vice President, General Counsel and Secretary of Oracle since October 2007. She served as Vice President, Legal, Associate General Counsel and Assistant Secretary from June 2004 to October 2007, as Associate General Counsel and Assistant Secretary from October 2001 to June 2004, and as Associate General Counsel from February 2001 to October 2001. She joined Oracle’s Legal Department in 1992.

Mr. Epstein, 53, has been Executive Vice President and Chief Financial Officer of Oracle since September 2008. Prior to joining Oracle, he served as Executive Vice President and Chief Financial Officer of Oberon Media, Inc., a privately held internet game technology provider and publisher from April 2007 to June 2008. From June 2005 until its sale in March 2007, Mr. Epstein was Executive Vice President and Chief Financial Officer of ADVO, Inc., a direct mail media company. Mr. Epstein was a member of the Board of Directors of Revonet, Inc., a business-to-business marketing and database company, from January 2004 to December 2005, Chairman of the Board from December 2004 to December 2005 and the Acting President and Chief Executive Officer from June 2004 through December 2004. Mr. Epstein was the Senior Vice President and Chief Financial Officer of VNU’s Media Measurement and Information (MMI) Group, whose businesses include Nielsen Media Research, from March 2002 until December 2003. Mr. Epstein also serves as a director of priceline.com Incorporated.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on January 26, 2010, the certificate of incorporation and bylaws of Sun were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and amended and restated bylaws of Sun are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01	Other Events.

On January 28, 2010, in connection with the purchase of the Notes as set forth in Item 1.01 above, Sun terminated two convertible bond hedges from Credit Suisse International (“Credit Suisse”), one for each series of the Notes. On January 29, 2010, Sun terminated the warrants issued to Credit Suisse, which entitled Credit Suisse to purchase shares of Sun’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of April 19, 2009, by and among Oracle Corporation, Sun Microsystems, Inc. and Soda Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Sun’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2009).

3.1	Amended and Restated Certificate of Incorporation of Sun Microsystems, Inc.

3.2	Amended and Restated Bylaws of Sun Microsystems, Inc.

10.1	First Supplemental Indenture, related to the 0.625% Convertible Senior Notes due 2012, dated as of January 26, 2010 between Sun Microsystems, Inc. and U.S. Bank, National Association.

10.2	First Supplemental Indenture, related to the 0.750% Convertible Senior Notes due 2014, dated as of January 26, 2010 between Sun Microsystems, Inc. and U.S. Bank, National Association.

10.3	Note Purchase Agreement dated as of January 27, 2010 by and among Sun Microsystems, Inc., KKR PEI Solar Holdings I, Ltd. and Citibank, N.A.

10.4	Note Purchase Agreement dated as of January 27, 2010 by and among Sun Microsystems, Inc., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN MICROSYSTEMS, INC.

By:	/s/ DORIAN DALEY
Name:	Dorian Daley
Title:	President and Chief Executive Officer

Date: January 29, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of April 19, 2009, by and among Oracle Corporation, Sun Microsystems, Inc. and Soda Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Sun’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2009).

3.1	Amended and Restated Certificate of Incorporation of Sun Microsystems, Inc.

3.2	Amended and Restated Bylaws of Sun Microsystems, Inc.

10.1	First Supplemental Indenture, related to the 0.625% Convertible Senior Notes due 2012, dated as of January 26, 2010 between Sun Microsystems, Inc. and U.S. Bank, National Association.

10.2	First Supplemental Indenture, related to the 0.750% Convertible Senior Notes due 2014, dated as of January 26, 2010 between Sun Microsystems, Inc. and U.S. Bank, National Association.

10.3	Note Purchase Agreement dated as of January 27, 2010 by and among Sun Microsystems, Inc., KKR PEI Solar Holdings I, Ltd. and Citibank, N.A.

10.4	Note Purchase Agreement dated as of January 27, 2010 by and among Sun Microsystems, Inc., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A.